                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                            Idexx Laboratories, Inc.
                (Name of Registrant as Specified In Its Charter)

                                     [ ]
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

--------------------------------------------------------------------------------

                            IDEXX LABORATORIES, INC.
                                One IDEXX Drive
                              Westbrook, ME 04092

April 23, 1997

To all IDEXX stockholders:

     We invite you to attend our Annual Stockholders' Meeting in Westbrook, Maine on Wednesday, May 21, 1997 at 9:00 a.m. The meeting will be held in the Company's cafeteria at One IDEXX Drive, Westbrook, Maine.

     The attached notice and proxy statement describe the business to be conducted at the meeting, including the election of two directors. Nominees for three-year terms on our Board are David E. Shaw and William F. Pounds. We are also seeking stockholder approval for the 1997 Director Option Plan, to replace the previous director option plan which expired last year, and for new employee stock purchase plans for U.S. and international employees, to replace the 1994 Employee Stock Purchase Plan which will expire in June 1997.

     Our management team and Board of Directors appreciate and encourage stockholder participation. Whether or not you plan to attend the meeting, it is important that your shares be represented. Please take a moment now to sign, date and return your proxy in the envelope provided even if you plan to attend the meeting.

                                            Sincerely,

                                            David E. Shaw, Chairman
                                            Chief Executive Officer

                            IDEXX LABORATORIES, INC.
                                One IDEXX Drive
                             Westbrook, Maine 04092

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                     TO BE HELD ON WEDNESDAY, MAY 21, 1997

     The Annual Meeting of Stockholders of IDEXX Laboratories, Inc. (the "Company") will be held at the offices of the Company, One IDEXX Drive, Westbrook, Maine 04092, on Wednesday, May 21, 1997 at 9:00 a.m., local time, to consider and act upon the following matters:

     1. To elect two Class I Directors for a three-year term.

     2. To approve the Company's 1997 Director Option Plan covering 300,000 shares of the Company's Common Stock, as described in the Proxy Statement.

     3. To approve the Company's 1997 Employee Stock Purchase Plan covering 420,000 shares, and 1997 International Employee Stock Purchase Plan covering 30,000 shares, of the Company's Common Stock, as described in the Proxy Statement.

     4. To ratify the selection of Arthur Andersen LLP as the Company's independent auditors for the current year.

     5. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on April 7, 1997 will be entitled to notice of and to vote at the meeting or any adjournment thereof. The stock transfer books of the Company will remain open.

                                            By Order of the Board of Directors,

                                            Richard B. Thorp, Secretary

Westbrook, Maine
April 23, 1997

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                            IDEXX LABORATORIES, INC.
                                One IDEXX Drive
                             Westbrook, Maine 04092

             PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 21, 1997

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of IDEXX Laboratories, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on May 21, 1997 and at any adjournment of that meeting (the "Annual Meeting"). All proxies will be voted in accordance with the stockholders' instructions and, if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of written revocation or a subsequently dated proxy to the Secretary of the Company or by voting in person at the Annual Meeting.

     At the close of business on April 7, 1997, the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of 38,131,683 shares of common stock, $.10 par value per share, of the Company (the "Common Stock"). Stockholders are entitled to one vote per share.

     The Company's Annual Report for 1996 was mailed to stockholders, along with these proxy materials, on or about April 23, 1997.

VOTES REQUIRED

     The holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business at the Annual Meeting. Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the Annual Meeting.

     The affirmative vote of the holders of a plurality of the votes cast by the stockholders entitled to vote at the Annual Meeting is required for the election of Directors. The affirmative vote of the holders of a majority of the shares of Common Stock voting on the matter is required to (i) approve the Company's 1997 Director Option Plan, (ii) approve the Company's 1997 Employee Stock Purchase Plan and the Company's 1997 International Employee Stock Purchase Plan, and
(iii) ratify the selection of Arthur Andersen LLP as the Company's independent auditors for the current year. Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on the matters being presented for stockholder action at the Annual Meeting.

BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth certain information, as of March 31, 1997, with respect to the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to beneficially own more than five percent of the outstanding shares of Common Stock, (ii) each Director of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table set forth under the caption "Executive Compensation" below and (iv) all current Directors and executive officers of the Company as a group:

                                                                                  PERCENTAGE
                                                          NUMBER OF SHARES            OF
                                                            BENEFICIALLY         COMMON STOCK
    BENEFICIAL OWNER                                          OWNED(1)           OUTSTANDING(2)
    ----------------------------------------------------  ----------------       ------------
    FMR Corp.(3)........................................      4,090,400              10.73%
      82 Devonshire Street
      Boston, MA 02109
    Pilgrim Baxter & Associates(4)......................      2,631,500               6.90%
      1255 Drummers Lane, Suite 300
      Wayne, PA 19087
    John R. Hesse(5)....................................         57,416              *
    E. Robert Kinney(6).................................        130,668              *
    James L. Moody, Jr.(7)..............................         74,668              *
    Kenneth Paigen, Ph.D.(8)............................         55,304              *
    William F. Pounds(9)................................         84,088              *
    David E. Shaw(10)...................................      1,487,596               3.81%
    Erwin F. Workman, Jr., Ph.D.(11)....................        529,926               1.38%
    Brad R. MacKinnon(12)...............................         92,087              *
    Louis W. Pollock(13)................................         57,251              *
    Ernst R. Bachofner(14)..............................          9,000              *
    All current Directors and executive officers as a
      group (13 persons)(15)............................      2,646,224               6.65%

---------------
  *  Less than 1%.

 (1) The inclusion herein of any shares of Common Stock deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. Unless otherwise indicated, each person listed above has sole voting and investment power with respect to the shares listed. Any reference below to stock options held by the person or entity in question refers to stock options which are currently exercisable or exercisable within 60 days after March 31, 1997.

 (2) Number of shares deemed outstanding includes 38,129,677 shares outstanding as of March 31, 1997, plus any shares subject to options held by the person or entity in question that are currently exercisable or exercisable within 60 days after March 31, 1997.

 (3) FMR Corp. ("FMR"), together with Edward C. Johnson 3d, Abigail P. Johnson and Fidelity Management & Research Company, have filed a Schedule 13G pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules promulgated thereunder reporting their beneficial ownership of 4,090,400 shares of Common Stock of the Company as of March 31, 1997, and the foregoing information is derived from such
     Schedule 13G. According to the Schedule 13G, FMR has the sole power to dispose or to direct the disposition of 4,090,400 shares and sole power to vote or to direct the vote of 54,300 shares of the Common Stock of the Company.

 (4) Pilgrim Baxter & Associates has filed a Schedule 13G pursuant to Section 13 of the Exchange Act and the rules promulgated thereunder reporting its beneficial ownership of shares of Common Stock of the Company as of December 31, 1996 and the foregoing information is derived from such
     Schedule 13G.

 (5) Includes options to purchase 12,000 shares of Common Stock. Also includes 44,884 shares of Common Stock which Mr. Hesse has pledged to secure a loan.

 (6) Includes options to purchase 26,668 shares of Common Stock. Also includes 4,000 shares of Common Stock held by Mr. Kinney's wife, as to which shares Mr. Kinney disclaims beneficial ownership.

 (7) Includes options to purchase 53,332 shares of Common Stock. Also includes 21,336 shares of Common Stock which Mr. Moody has pledged to secure monies borrowed from time to time on a margin account.

 (8) Includes options to purchase 54,304 shares of Common Stock. Also includes 200 shares of Common Stock held by Dr. Paigen's daughter, as to which shares Dr. Paigen disclaims beneficial ownership.

 (9) Includes options to purchase 13,333 shares of Common Stock.

(10) Includes options to purchase 916,320 shares of Common Stock. Also includes 571,276 shares which Mr. Shaw has pledged to secure monies borrowed from time to time on a margin account.

(11) Includes options to purchase 368,320 shares of Common Stock. Also includes 10,595 shares of Common Stock held by Dr. Workman's son, as to which shares Dr. Workman disclaims beneficial ownership.

(12) Includes options to purchase 85,970 shares of Common Stock. Also includes 2,780 shares of Common Stock held in custodial accounts for Mr. MacKinnon's children, as to which shares Mr. MacKinnon disclaims beneficial ownership.

(13) Includes options to purchase 53,700 shares of Common Stock. Also includes 174 shares of Common Stock held in an investment retirement account for Mr. Pollock's wife, as to which shares Mr. Pollock disclaims beneficial ownership.

(14) Includes options to purchase 6,000 shares of Common Stock. Also includes 2,000 shares of Common Stock held by a trust corporation for the benefit of Mr. Bachofner.

(15) Includes options to purchase 1,650,067 shares of Common Stock.

                             ELECTION OF DIRECTORS

     The Company's Restated Certificate of Incorporation provides that the Board of Directors is classified into three classes (designated Class I Directors, Class II Directors and Class III Directors), with members of each class holding office for staggered three-year terms. There are currently two Class I Directors, whose terms expire at the 1997 Annual Meeting of Stockholders, two Class II Directors, whose terms expire at the 1999 Annual Meeting of Stockholders, and three Class III Directors, whose terms expire at the 1998 Annual Meeting of Stockholders (in all cases subject to the election and qualification of their successors and to their earlier death, resignation or removal).

     The persons named in the enclosed proxy will vote to elect David E. Shaw and William F. Pounds as Class I Directors, unless authority to vote for the election of all or any of the nominees is withheld by marking the proxy to that effect. Each of the nominees is currently a Class I Director of the Company. Each nominee has indicated his willingness to serve, if elected, but if either should be unable or unwilling to serve, proxies may be voted for a substitute nominee designated by the Board of Directors.

     There are no family relationships among the executive officers or Directors of the Company.

NOMINEES

     Set forth below for each Director of the Company (including the two nominees for Class I Director) are his name and age, his positions with the Company, his principal occupation and business experience during the past five years, the names of the other publicly-held companies of which he serves as a director, and the year of the commencement of his term as a Director of the
Company:

                         NOMINEES FOR CLASS I DIRECTORS

     DAVID E. SHAW, age 46, has been Chairman of the Board of Directors and Chief Executive Officer of IDEXX Laboratories, Inc. since he founded the Company in 1983. Mr. Shaw also served as President of the Company from 1983 until October 1993.

     WILLIAM F. POUNDS, age 69, has been a Director of the Company since 1990. Dr. Pounds has been a Professor at the Sloan School of Management, Massachusetts Institute of Technology, since 1961 and was President of Rockefeller Financial Services from September 1981 until May 1991. Dr. Pounds is a director of Putnam Mutual Funds, The Sun Company, Inc. and PerSeptive Biosystems, Inc.

                               CLASS II DIRECTORS
                     (TERMS EXPIRE AT 1999 ANNUAL MEETING)

     JOHN R. HESSE, age 63, has been a Director of the Company since 1984. Mr. Hesse has been President of Private Equity Managers, Inc. since 1980 and Chairman of the Board of Directors and President of International Garden Products, Inc. since January 1996.

     KENNETH PAIGEN, Ph.D., age 69, has been a Director of the Company since 1992. Dr. Paigen has been Director of The Jackson Laboratory, a nonprofit genetics research institute, since July 1989. From May 1982 until June 1989, Dr. Paigen was a Professor at the University of California-Berkeley.

                              CLASS III DIRECTORS
                     (TERMS EXPIRE AT 1998 ANNUAL MEETING)

     E. ROBERT KINNEY, age 80, has been a Director of the Company since 1986. Mr. Kinney was President of IDS Mutual Funds Group, a complex of open-end investment companies, from January 1982 until July 1987. Prior to joining IDS Mutual Funds Group, he was the Chief Executive Officer of General Mills, Inc.

     JAMES L. MOODY, JR., age 65, has been a Director of the Company since 1992. Mr. Moody has been Chairman of the Board of Hannaford Bros. Co., an operator of supermarkets, since May 1984, and served as Chief Executive Officer of Hannaford Bros. Co. from January 1973 until May 1992. He is also a director of Penobscot Shoe Company, Staples, Inc., UNUM Corporation and a trustee of various funds of the Colonial Group of Mutual Funds.

     ERWIN F. WORKMAN, JR., Ph.D., age 50, has been a Director and President of the Company since October 1993, and Chief Operating Officer since May 1993. Dr. Workman joined the Company as a Vice President in 1984, and he became Senior Vice President in December 1991 and Executive Vice President in May 1992. Prior to joining the Company, he was Manager of Research and Development for the Hepatitis and AIDS Business Unit within the diagnostic division of Abbott Laboratories.

BOARD AND COMMITTEE MEETINGS

     The Company has a standing Audit Committee which provides the opportunity for direct contact between the Company's independent auditors and the Board. The Audit Committee met three times during 1996, to review the activities and the effectiveness of the auditors during the annual audit and related matters, to discuss the Company's internal accounting control policies and procedures and to consider and recommend the selection of the Company's independent auditors. The current Audit Committee members are Messrs. Hesse (Chairman) and Kinney and Dr. Paigen.

     The Company has a standing Compensation Committee which provides recommendations to the Board regarding compensation programs of the Company, administers the Company's stock option plans, and authorizes stock option grants under the 1991 Stock Option Plan. The Compensation Committee met six times and acted once by written consent during 1996. The current members of the Compensation Committee are Dr. Pounds (Chairman) and Messrs. Kinney and Moody.

     The Company does not have a nominating committee or a committee serving a similar function. Nominations are made by and through the full Board of Directors.

     The Board of Directors met five times during 1996. Each Director attended at least 75% of the aggregate of the number of Board meetings and the number of meetings held by all committees on which he served, except that Dr. Paigen did not attend two Audit Committee meetings.

DIRECTORS' COMPENSATION

     The Company has not paid cash director's fees to its Directors. Directors who are not officers or employees of the Company have received stock options pursuant to a formula plan, as described below, and expense reimbursement for attending Board and Committee meetings. Directors who are officers or employees of the Company do not receive any additional compensation for their services as Directors.

     Under the Company's 1991 Director Option Plan (the "1991 Director Plan"), which expired by its terms in June 1996, Directors who were not officers or employees of the Company were granted options upon their initial election to the Board and upon the dates of their subsequent re-election to the Board (which occurred every third year). Options granted under the Director Plan were generally for 20,000 shares of Common Stock, and vested in three equal installments beginning on the first anniversary of the date of grant. The option price per share was equal to the fair market value of a share of Common Stock on the date the option was granted. During 1996, options for 20,000 shares were granted pursuant to the 1991 Director Plan to each of Mr. Hesse and Dr. Paigen upon their re-election as Directors at the Company's 1996 Annual Meeting of Stockholders.

     In April 1997, the Board adopted, subject to stockholder approval, the 1997 Director Option Plan (the "1997 Director Plan") to replace the expired 1991 Director Plan. See "Approval of the Company's 1997 Director Option Plan" for a description of the proposed new plan.

     During 1996, the Company paid approximately $11,000 in fees and related expenses to a corporation owned by Mr. Hesse for financial advisory services rendered to the Company.

EXECUTIVE COMPENSATION

  Summary Compensation

     The following table sets forth certain information concerning the compensation for each of the last three fiscal years of the Company's Chief Executive Officer and the Company's four other most highly compensated executive officers during the fiscal year ended December 31, 1996 (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                            LONG-TERM
                                                                           COMPENSATION
                                              ANNUAL COMPENSATION             AWARDS
                                       ----------------------------------  ------------
                                                             OTHER ANNUAL   SECURITIES
                                                             COMPENSATION   UNDERLYING        ALL OTHER
 NAME AND PRINCIPAL POSITION    YEAR   SALARY($)   BONUS($)     ($)(1)      OPTIONS(#)   COMPENSATION($)(2)
-----------------------------   ----   ---------   --------  ------------  ------------  -------------------
David E. Shaw................   1996   $ 349,038   $210,000          --       150,000          $ 3,000
  Chairman of the Board         1995   $ 299,038   $180,000          --       120,500          $ 3,000
  of Directors and Chief        1994   $ 249,519   $125,000          --        90,000          $ 2,310
  Executive Officer
Erwin F. Workman, Jr., Ph.D. .. 1996   $ 249,519   $150,000          --       100,000          $ 3,000
  President and Chief           1995   $ 224,519   $135,000          --        60,500          $ 3,000
  Operating Officer             1994   $ 199,808   $ 75,000          --        60,000          $ 2,310
Brad R. MacKinnon.............  1996   $ 149,519   $ 67,000          --        30,000          $ 3,167
  Vice President                1995   $ 125,726   $ 56,250          --        20,200          $ 2,946
                                1994   $ 107,455   $ 21,000          --        48,000          $ 2,008
Louis W. Pollock..............  1996   $ 149,519   $ 60,000          --        30,500          $ 3,000
  Vice President                1995   $ 126,929   $ 57,150          --        20,200          $ 3,000
                                1994   $ 106,712   $ 27,000          --        48,000          $ 2,126
Ernst R. Bachofner(3).........  1996   $ 124,231   $ 48,000    $ 38,416(4)     30,000          $   808
  Vice President

---------------

(1) Other compensation in the form of perquisites and other personal benefits has been omitted in those instances where such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10 percent of the total salary and bonus for the Named Executive Officer for such year.

(2) Consists of the Company's matching contribution under the IDEXX Retirement and Incentive Savings Plan.

(3) Mr. Bachofner became an executive officer of the Company in April 1996.

(4) Consists of consulting fees for periods prior to becoming an employee and relocation allowance.

     Option Grants

     The following table sets forth certain information concerning grants of stock options made during the fiscal year ended December 31, 1996 to each of the Named Executive Officers:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                INDIVIDUAL GRANTS
                                 ------------------------------------------------
                                   NUMBER     PERCENT OF                              POTENTIAL REALIZABLE
                                     OF         TOTAL                                   VALUE AT ASSUMED
                                 SECURITIES    OPTIONS     EXERCISE                  ANNUAL RATES OF STOCK
                                 UNDERLYING   GRANTED TO      OR                     PRICE APPRECIATION FOR
                                  OPTIONS     EMPLOYEES      BASE                        OPTION TERM(3)
                                  GRANTED     IN FISCAL      PRICE     EXPIRATION   ------------------------
             NAME                  (#)(1)        YEAR      ($/SH)(2)      DATE        5%($)        10%($)
------------------------------   ----------   ----------   ---------   ----------   ----------   -----------
David E. Shaw..................    150,000       15.34%     $ 45.25      02/13/06   $4,268,622   $10,817,527
Erwin F. Workman, Jr., Ph.D. ..    100,000       10.22%     $ 45.25      02/13/06   $2,845,748   $ 7,211,685
Brad R. MacKinnon..............     30,000        3.07%     $ 45.25      02/13/06   $  853,724   $ 2,163,505
Louis W. Pollock...............     30,000        3.07%     $ 45.25      02/13/06   $  853,724   $ 2,163,505
                                       500         .05%     $ 45.00      05/24/06   $   14,150   $    35,859
Ernst R. Bachofner.............     30,000        3.07%     $ 44.25      04/01/06   $  834,858   $ 2,115,693

---------------

(1) Options become exercisable in equal annual installments over a five-year period commencing on the first anniversary of the date of grant.

(2) The exercise price is equal to the fair market value of the Company's Common Stock on the date of grant.

(3) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock and the date on which the options are exercised.

  Option Exercises and Year-End Values

     The following table sets forth certain information concerning stock options exercised during the fiscal year ended December 31, 1996 by each of the Named Executive Officers and the number and value of unexercised options held by each of the Named Executive Officers on December 31, 1996:

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                    NUMBER OF
                                                              SECURITIES UNDERLYING
                                                                   UNEXERCISED             VALUE OF UNEXERCISED
                                                                   OPTIONS AT            IN-THE-MONEY OPTIONS AT
                                   SHARES        VALUE         FISCAL YEAR-END(#)         FISCAL YEAR-END($)(2)
                                 ACQUIRED ON    REALIZED    -------------------------   --------------------------
            NAME                 EXERCISE(#)     ($)(1)     EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
----------------------------     -----------   ----------   -------------------------   --------------------------
David E. Shaw..................    126,000     $4,910,850        952,220/428,480          $  30,262,195/$6,382,630
Erwin F. Workman, Jr., Ph.D. ..     80,000     $2,852,000        300,220/260,480          $   8,631,320/$3,673,380
Brad R. MacKinnon..............      6,670     $  187,724         69,130/ 86,240          $   1,935,242/$1,171,040
Louis W. Pollock...............     10,000     $  360,625         37,360/ 90,540          $     820,585/$1,266,252
Ernst R. Bachofner.............          0              0              0/ 30,000                      0/         0

---------------

(1) Represents the difference between the exercise price and the fair market value of the Common Stock on the date of exercise.

(2) Based on the fair market value of the Common Stock on December 31, 1996 ($36.00), less the option exercise price.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During 1996, the Company paid approximately $72,000 in fees and related expenses to a corporation owned by John R. Shaw, brother of David E. Shaw, for business consulting services rendered to the Company.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based upon a review of copies of reports filed during and with respect to 1996 by reporting persons of the Company pursuant to Section 16(a) of the Exchange Act, or written representations from certain reporting persons that no Form 5 filing was required for such persons for such period, the Company believes that all filings required to be made by reporting persons of the Company were timely made in accordance with the requirements of the Exchange Act.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Company's executive compensation program is administered by the Compensation Committee, which is responsible for determining the compensation package of each executive officer and recommending it to the Board of Directors. The Compensation Committee is currently comprised of three non-employee Directors.

     The Company's executive compensation program is intended to promote the achievement of the Company's business goals and, thereby, to maximize corporate performance and stockholder returns. Executive compensation consists of a mixture of base salary, performance bonuses and stock-based incentives. The Compensation Committee believes it is important to have bonuses constitute a portion of each executive's compensation package in order to tie an individual's compensation level to individual and corporate performance, and believes it is important to have stock incentives constitute a portion of each executive's compensation package in order to help align executive and stockholder interests. In determining levels of compensation, the Compensation Committee considers a number of factors such as: (i) corporate performance, (ii) individual performance, and (iii) the Company's need to attract and retain key executive personnel who will contribute to the creation of stockholder value. In assessing corporate performance, the Committee primarily measures the Company's performance against a Board-approved budget.

     Base Salary. Generally, each executive officer's base salary is reviewed on an annual basis. In setting base salary, the Compensation Committee considers the factors described above, as well as recommendations from the Company's Chief Executive Officer. The Committee does not, however, use a specific formula based on a ranking of the indicated criteria, but instead makes a subjective evaluation of each executive officer's contributions and potential in light of such criteria. During 1996, the Compensation Committee increased Mr. Shaw's base salary from $300,000 to $350,000, in recognition of the Company's performance and his contributions to the Company and attainment of individual goals.

     Performance Bonuses. The payment of bonuses to executive officers is directly related to their achievement of corporate and individual performance goals. The Compensation Committee's policy is that the payment of bonuses will not necessarily be authorized unless the Company meets or exceeds its budget objectives for the fiscal year. The amount of the bonus paid, if any, varies among the executive officers depending on their success in achieving individual performance goals and on their contribution to the achievement of corporate performance goals, with principal emphasis placed by the Compensation Committee on corporate goals.

     At the beginning of each year, Mr. Shaw proposes a budget for the year to the Board of Directors for approval. This budget includes corporate-wide goals, including financial objectives for revenues, expenses, gross margin, net income and earnings per share, goals jointly established by Mr. Shaw or Dr. Workman and each of the other executive officers for their individual areas of responsibility, and a proposal regarding the overall size of the target bonus pool for the year. The individual and corporate goals included in the budget generally represent objective measures of performance. These goals include quantifiable financial objectives, such as the achievement of revenue or operating profit targets, and other milestones in research, development, marketing and other areas. For 1996, the Board of Directors initially approved a target bonus pool equal to approximately 35% of the base salaries of all eligible bonus pool participants, which included all executive officers and certain other key members of management.

     Throughout the year, either Mr. Shaw or Dr. Workman meets with each executive officer to review his or her progress in achieving these goals and reports the Company's progress against its budget to the Board of Directors. After the end of the year, Mr. Shaw or Dr. Workman performs a final performance review with each executive officer and then prepares a proposed allocation of the bonus pool among eligible participants. This proposal is presented to the Compensation Committee for approval.

     At its meeting in February 1997, the Compensation Committee reviewed the Company's actual 1996 corporate performance against the five key financial objectives referred to above from the 1996 budget. The Compensation Committee determined that in 1996, the Company achieved its gross margin objective, and that net income and earnings per share were slightly below budget objectives. The Committee also determined that both revenues and expenses were below budget goals by approximately the same percentage. The Committee then considered a report by Mr. Shaw with respect to each executive officer's performance against his individual goals. As with the determination of base salary, even though the Committee considered all five of the indicated financial objectives as well as Mr. Shaw's report, the Compensation Committee did not make any specific ranking of the indicated criteria, but instead made a subjective evaluation of each executive officer's performance. On the basis of that assessment, the Compensation Committee awarded bonuses totaling $1,498,000 or 18.8% of the base salaries of all eligible bonus pool participants, which was within the previously approved target bonus pool. The Compensation Committee awarded Mr. Shaw a bonus of $210,000 out of this pool in recognition of the Company's financial performance for the year and Mr. Shaw's achievement of his individual goals.

     Equity-Based Compensation. Grants of options under the Company's 1991 Stock Option Plan are intended to directly relate executive compensation to corporate performance and to help align long-term interests of the Company's executive officers and stockholders. The exercise price of all options granted to executive officers in 1996 was equal to the fair market value of the Company's Common Stock on the date of grant.

     The Compensation Committee considers options to be an important method of providing an incentive for executive officers to remain with, and to continue to make significant contributions to, the Company. Therefore, in granting options, the Compensation Committee makes a subjective determination after considering the number and value of options held by each executive officer which will vest in each future period, in addition to the other factors described above. The Compensation Committee also seeks to maintain equitable relationships between executive officers who have similar levels of responsibility. During 1996, options were granted to each of the Named Executive Officers in recognition of their performance and anticipated future contributions to the Company, including options for 150,000 shares granted to Mr. Shaw.

     Under the Company's 1994 Employee Stock Purchase Plan, all eligible employees of the Company, including executive officers, may purchase shares of Common Stock through payroll deductions at a price equal to 85% of the fair market value of the Common Stock at the beginning or end of the applicable purchase period, whichever is lower. Offerings under this plan generally occur over a six month period and the maximum number of shares issuable to all participants in any offering is 50,000 shares plus any unpurchased shares from previous offerings under the plan.

     Compliance with Internal Revenue Code Section 162(m). The Company does not believe that Section 162(m) of the Internal Revenue Code, which disallows a tax deduction to public companies for certain compensation in excess of $1,000,000 paid to the corporation's Chief Executive Officer and four other most highly compensated executive officers, will generally have an effect on the Company. The Company intends to continue to periodically review the potential consequences of Section 162(m) and in the future may decide to structure the performance-based portion of its executive officer compensation to comply with certain exemptions provided in Section 162(m).

                                            William F. Pounds (Chairman)
                                            E. Robert Kinney
                                            James L. Moody, Jr.

                            STOCK PERFORMANCE GRAPH

     The following graph compares cumulative total stockholder return on the Company's Common Stock since December 31, 1991 with the cumulative total return of (i) the CRSP Total Return Index for The Nasdaq Stock Market (U.S. Companies) (the "CRSP Nasdaq Index") and (ii) the Standard and Poor's Health Care Composite Index (the "S&P Health Care Index"). This graph assumes the investment of $100 on December 31, 1991 in the Company's Common Stock, the CRSP Nasdaq Index and the S&P Health Care Index and assumes dividends, if any, are reinvested. Measurement points are the last trading days of the years ended December 31, 1992, 1993, 1994, 1995 and 1996.

                                           IDEXX
        Measurement Period             Laboratories,                          S&P Health Care
      (Fiscal Year Covered)                Inc.          CRSP Nasdaq Index         Index
Dec. 31, 1991                               100                 100                 100
Dec. 31, 1992                               147                 116                  82
Dec. 31, 1993                               287                 134                  73
Dec. 30, 1994                               324                 131                  80
Dec. 29, 1995                               845                 185                 123
Dec. 31, 1996                               647                 227                 146

              APPROVAL OF THE COMPANY'S 1997 DIRECTOR OPTION PLAN

     On April 17, 1997, the Board of Directors of the Company adopted, subject to stockholder approval, the Company's 1997 Director Plan covering 300,000 shares of the Company's Common Stock. The 1997 Director Plan is intended to replace the Company's 1991 Director Plan which covered 500,000 shares of Common Stock and expired, in accordance with its terms, on June 10, 1996. At the expiration of the 1991 Director Plan, options to purchase 367,636 shares had been granted and options for 132,364 shares remained available for grants.

     The Board of Directors believes that the 1997 Director Plan is necessary to help the Company continue to attract and retain experienced outside directors needed for the success of the Company. ACCORDINGLY, THE BOARD OF DIRECTORS BELIEVES THAT THE ADOPTION AND APPROVAL OF THE 1997 DIRECTOR PLAN IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS, AND RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THIS PROPOSAL.

     The 1997 Director Plan is summarized below. This summary is qualified in all respects by reference to the full text of the 1997 Director Plan, copies of which may be obtained from the Secretary of the Company.

SUMMARY OF THE 1997 DIRECTOR PLAN

     Under the terms of the 1997 Director Plan, Directors who are not officers or employees of the Company or of any subsidiary of the Company will be entitled to receive non-statutory options to purchase Common Stock. Options under the 1997 Director Plan will be granted to each eligible Director upon approval of the plan by stockholders at the Annual Meeting and at each subsequent annual meeting through and including the Annual Meeting of Stockholders held in 2002. Options granted under the 1997 Director Plan will be for 6,500 shares of Common Stock and will vest on the first anniversary of the date of grant or, if earlier, the date of the next annual meeting. In addition, eligible Directors elected to the Board other than at an annual meeting will be granted an option for a pro rata number of shares of Common Stock. In general, options granted under the 1997 Director Plan will not be transferable and will be exercisable during the lifetime of the Director only while he or she is serving as a Director of the Company or within 90 days after he or she ceases to serve as a Director of the Company; provided, however, that the Board has the discretion to allow options to be transferable to family members, trusts for the benefit of family members, and charitable organizations. If a Director dies or becomes disabled while serving as a Director, the option would be exercisable for a one-year period thereafter. No option is exercisable after ten years from the date of the grant. The option price per share will be equal to the fair market value of a share of Common Stock on the date the option is granted.

     The Board of Directors may suspend or discontinue the 1997 Director Plan or amend it in any respect whatsoever, provided, however, that without approval of the stockholders of the Company, no amendment may (i) change the number of shares subject to the 1997 Director Plan, (ii) change the designation of directors eligible to receive options under the 1997 Director Plan, (iii) increase the number of shares covered by an option grant or (iv) otherwise materially increase the benefits accruing to participants in the 1997 Director Plan.

     As of April 7, 1997, the Company had five non-employee Directors. The following table sets forth the stock options currently expected to be granted during 1997 under the 1997 Director Plan to each of the indicated persons and groups:

                               NEW PLAN BENEFITS

                               1997 DIRECTOR PLAN

                                    NAME                                   NUMBER OF SHARES
    ---------------------------------------------------------------------  ----------------
    David E. Shaw........................................................            0
    Erwin F. Workman, Jr., Ph.D..........................................            0
    Brad R. MacKinnon....................................................            0
    Louis W. Pollock.....................................................            0
    Ernst R. Bachofner...................................................            0
    Executive Group......................................................            0
    Non-Executive Director Group.........................................       32,500
    Non-Executive Officer Employee Group.................................            0

     In connection with the adoption of the 1997 Director Plan, each Director who received an option under the 1991 Director Plan (which provided for the grant of options vesting over a three year period) in 1995 or 1996 has agreed to cancel the unvested portion of the option which was originally scheduled to vest in 1998 or 1999.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the United States federal income tax consequences that generally will arise with respect to options granted under the 1997 Director Plan and with respect to the sale of Common Stock acquired under the 1997 Director Plan.

     Tax Consequences to Optionees. An optionee will not recognize taxable income upon the grant of an option under the 1997 Director Plan. An optionee who exercises an option granted under the 1997 Director Plan generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock acquired through the exercise of the option (the "Option Stock") on the exercise date over the exercise price.

     With respect to any Option Stock, an optionee will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling Option Stock, an optionee generally will recognize capital gain or loss in an amount equal to the excess of the sale price of the Option Stock over the optionee's tax basis in the Option Stock. This capital gain or loss will be a long-term gain or loss if the optionee has held the Option Stock for more than one year prior to the date of the sale.

     Tax Consequences to the Company. The grant of an option under the 1997 Director Plan will have no tax consequences to the Company. Moreover, in general, neither the exercise of an option granted under the 1997 Director Plan nor the sale of any Common Stock acquired under the 1997 Director Plan will have any tax consequences to the Company. The Company generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the 1997 Director Plan.

                           APPROVAL OF THE COMPANY'S
                     1997 EMPLOYEE STOCK PURCHASE PLAN AND
                1997 INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN

     In order to encourage stock ownership by employees of the Company and its domestic and foreign subsidiaries, on February 26, 1997 the Board of Directors of the Company adopted, subject to stockholder approval, the 1997 Employee Stock Purchase Plan (the "1997 Domestic Plan") covering 420,000 shares, and the 1997 International Employee Stock Purchase Plan (the "1997 International Plan") covering 30,000 shares, of the Company's Common Stock. The 1997 Domestic Plan is intended to replace the Company's 1994 Employee Stock Purchase Plan, which covered 300,000 shares of Common Stock. The final offering under the 1994 Employee Stock Purchase Plan will end on June 30, 1997.

     THE BOARD OF DIRECTORS BELIEVES THAT THE ADOPTION AND APPROVAL OF THE 1997 DOMESTIC PLAN AND THE 1997 INTERNATIONAL PLAN IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND, THEREFORE, RECOMMENDS A VOTE FOR THIS PROPOSAL.

     The 1997 Domestic Plan and the 1997 International Plan are summarized below. This summary is qualified in all respects by reference to the full text of the plans, copies of which are available upon request to the Secretary of the Company. Because participation in the 1997 Domestic Plan and the 1997 International Plan is at the election of the Company's employees, the benefits to be received by any particular current executive officer, by all current executive officers as a group or by non-executive officer employees as a group cannot be determined by the Company at this time.

ELIGIBILITY

     All employees, including executive officers, who have been employed for at least six months on the date that an offering commences under the plans and who are customarily employed for more than 20 hours a week by the Company or its subsidiaries are eligible to participate in one of the plans. Employees of the Company, its domestic subsidiaries and certain international subsidiaries located in countries in which participation by payroll withholding is permitted may participate in the 1997 Domestic Plan. Employees of international subsidiaries of the Company located in countries where applicable laws or regulations prohibit participation by payroll withholding may participate in the 1997 International Plan, which permits payment by check of the purchase price for shares acquired under the plan. However, no person will be eligible to participate in the plans if he or she possesses five percent or more of the voting power of the Company's or any subsidiary's Common Stock immediately after the grant of an option under the plans. No employee may purchase shares of stock with an aggregate value of more than $25,000 per calendar year under the plans (and all other employee stock purchase plans of the Company and its subsidiaries), determined by the value of such shares as of the applicable offering commencement dates. As of January 1, 1997, approximately 1,250 employees of the Company were eligible to participate in the plans.

OFFERINGS; NUMBER AND PURCHASE PRICE OF SHARES

     The 1997 Domestic Plan and the 1997 International Plan each consist of six semiannual offerings, the first of which will commence on July 1, 1997 and will end on December 31, 1997 (unless the Compensation Committee of the Board of Directors provides for a different offering period, not to exceed twelve months). A total of up to 420,000 shares may be purchased under the 1997 Domestic Plan, and a total of up to 30,000 shares may be purchased under the 1997 International Plan. During each offering period, the maximum number of shares which may be purchased by a participating employee is determined on the first day of the offering period and is equal to the number of shares of Common Stock determined by dividing $12,500 by the last reported sale price of the Common Stock on the Nasdaq National Market on the first day of the offering. An employee may elect to have up to 5% deducted from his or her salary for the purpose of purchasing stock under the 1997 Domestic Plan, or may pay up to 5% of his or her salary under the 1997 International Plan. The price at which the employee may purchase the stock is the lower of 85% of the last reported sale price of the Common Stock on the day the offering commences or the day that the offering terminates. If the Company receives requests from employees to purchase more than the number of shares available during any offering, the available shares will be allocated on a pro rata basis to subscribing employees. On April 7, 1997, the closing sale price of the Common Stock on the Nasdaq National Market was $14.00.

AMENDMENTS AND TERMS; ADMINISTRATION

     The Board of Directors of the Company may at any time terminate or amend the 1997 Domestic Plan and the 1997 International Plan. In addition, no such amendment shall be made to the 1997 Domestic Plan (a) without approval of the stockholders of the Company if approval of such amendment is required by Section 423 of the Code, or (b) which would cause the plan to fail to comply with
Section 423 of the Code.

     The 1997 Domestic Plan and the 1997 International Plan will be administered by the Compensation Committee, which is authorized to make rules and regulations for the administration and interpretation of the plans.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the United States federal income tax consequences that generally will arise with respect to participation in the 1997 Domestic Plan and with respect to the sale of Common Stock acquired under the 1997 Domestic Plan. The 1997 Domestic Plan is intended to qualify as an "Employee Stock Purchase Plan" within the meaning of Section 423 of the Code. The 1997 Domestic Plan is not a qualified plan under Section 401(a) of the Code.

     Tax Consequences to Participants. In general, a participant will not recognize taxable income upon enrolling in the 1997 Domestic Plan or upon purchasing shares of Common Stock at the end of an Offering. Instead, if a participant sells Common Stock acquired under the 1997 Domestic Plan at a sale price that exceeds the price at which the participant purchased the Common Stock, then the participant will recognize taxable income. A portion of that taxable income will be ordinary income, and a portion may be capital gain.

     If the participant sells the Common Stock more than one year after acquiring it and more than two years after the date on which the offering commenced (the "Grant Date"), then the participant will be taxed as follows. If the sale price of the Common Stock is higher than the price at which the participant purchased the Common Stock, then the participant will recognize ordinary compensation income in an amount equal to the lesser of:

          (i) the excess of the fair market value of the Common Stock on the Grant Date over the price at which the participant purchased the Common Stock; and

          (ii) the excess of the sale price of the Common Stock over the price at which the participant purchased the Common Stock.

Any further income will be long-term capital gain. If the sale price of the Common Stock is less than the price at which the participant purchased the Common Stock, then the participant will recognize long-term capital loss in an amount equal to the excess of the price at which the participant purchased the Common Stock over the sale price of the Common Stock.

     If the participant sells the Common Stock within one year after acquiring it or within two years after the Grant Date (a "Disqualifying Disposition"), then the participant will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock on the date that it was purchased over the price at which the participant purchased the Common Stock. The participant will also recognize capital gain in an amount equal to the excess of the sale price of the Common Stock over the fair market value of the Common Stock on the date that it was purchased, or capital loss in an amount equal to the excess of the fair market value of the Common Stock on the date that it was purchased over the sale price of the Common Stock. This capital gain or loss will be a long-term capital gain or loss if the participant has held the Common Stock for more than one year prior to the date of the sale and will be a short-term capital gain or loss if the participant has held the Common Stock for a shorter period.

     Tax Consequences to the Company. The offering of Common Stock under the 1997 Domestic Plan will have no tax consequences to the Company. Moreover, in general, neither the purchase nor the sale of Common Stock acquired under the 1997 Domestic Plan will have any tax consequences to the Company except that the Company will be entitled to a business-expense deduction with respect to any ordinary compensation income recognized by a participant upon making a Disqualifying Disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

     Withholding. The amount that a participant elects to have deducted from his or her base pay for the purchase of Common Stock under the 1997 Domestic Plan constitutes taxable wages and is subject to withholding. The Company will make arrangements with participants to satisfy any withholding obligation that the Company may have with respect to ordinary compensation income recognized by a participant upon making a Disqualifying Disposition.

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has selected the firm of Arthur Andersen LLP as the Company's independent auditors for the current fiscal year. Arthur Andersen LLP has served as the Company's independent auditors since the Company's inception. Although stockholder approval of the Board of Directors' selection of Arthur Andersen LLP is not required by law, the Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the Board of Directors will reconsider its selection of Arthur Andersen LLP.

     Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

                                 OTHER MATTERS

     The Board of Directors does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

     All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's Directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews. The Company has retained MacKenzie Partners, Inc. to assist in the solicitation of proxies for this year's Annual Meeting, at a cost to the Company of approximately $3,500, plus reimbursement of reasonable expenses. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and, as required by law, the Company will reimburse them for their reasonable out-of-pocket expenses in this regard.

     Proposals of stockholders intended to be presented at the 1998 Annual Meeting of Stockholders must be received by the Company at its principal office in Westbrook, Maine not later than December 26, 1997 for inclusion in the proxy statement for that meeting.

                                            By Order of the Board of Directors,

                                            Richard B. Thorp, Secretary

April 23, 1997

     THE BOARD OF DIRECTORS HOPES THAT SHAREHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. SHAREHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                            IDEXX LABORATORIES, INC.
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 21, 1997

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                 OF THE COMPANY

        The undersigned, revoking all prior proxies, hereby appoint(s) David E. Shaw, William F. Pounds and Richard B. Thorp, and each of them, with full power of substitution, as proxies to represent and vote, as designated herein, all shares of Common Stock of IDEXX Laboratories, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the offices of the Company, One IDEXX Drive, Westbrook, Maine 04092 on Friday, May 21, 1997 at 9:00 a.m., local time, and at any adjournment thereof.

        IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

        This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is given, this proxy will be voted FOR Proposals 1, 2, 3 and 4. Attendance of the undersigned at the meeting or any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing or affirmatively indicate his intent to vote in person.


                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

        Please mark votes as
/X/     in this example.


1. To elect the following two Class I Directors:

NOMINEES: David E. Shaw and William F. Pounds

        FOR     WITHHELD
        / /       / /        / /______________________________________
                                For all nominees except as noted above

2. To approve the Company's 1997 Director Option Plan covering 300,000 shares of the Company's Common Stock, as described in the Proxy Statement.

        FOR     AGAINST     ABSTAIN
        / /       / /         / /

3. To approve the Company's 1997 Employee Stock Purchase Plan covering 420,000 shares, and 1997 International Employee Stock Purchase Plan covering 30,000 shares, of the Company's Common Stock, as described in the Proxy Statement.

        FOR     AGAINST     ABSTAIN
        / /       / /         / /

4. To ratify the selection of Arthur Andersen LLP as the Company's independent auditors for the current year.

        FOR     AGAINST     ABSTAIN
        / /       / /         / /

   MARK HERE IF YOU PLAN TO ATTEND THE MEETING  / /

   MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW  / /

Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation or a partnership, please sign by authorizing person.


Signature: ___________________________________________ Date: _________________

Signature: ___________________________________________ Date: _________________

                                                                      Appendix A

                            IDEXX LABORATORIES, INC.

                            1997 DIRECTOR OPTION PLAN

                             (AS OF APRIL 18, 1997)

      1.    Purpose
            -------

            The purpose of this 1997 Director Option Plan (the "Plan") of IDEXX Laboratories, Inc. (the "Company") is to encourage ownership in the Company by outside directors of the Company whose continued services are considered essential to the Company's future progress and to provide them with a further incentive to remain as directors of the Company.

      2.    Administration
            --------------

            The Board of Directors shall supervise and administer the Plan. Grants of stock options under the Plan and the amount and nature of the awards to be granted shall be automatic in accordance with Section 5. However, all questions of interpretation of the Plan or of any options issued under it shall be determined by the Board of Directors and such determination shall be final and binding upon all persons having an interest in the Plan.

      3.    Participation in the Plan
            -------------------------

            Directors of the Company who are not employees of the Company or any subsidiary of the Company shall be eligible to participate in the Plan.

      4.    Stock Subject to the Plan
            -------------------------

            (a) The maximum number of shares which may be issued under the Plan shall be 300,000 shares of the Company's Common Stock, par value $.10 per share ("Common Stock"), subject to adjustment as provided in Section 8 of the Plan.

            (b) If any outstanding option under the Plan for any reason expires or is terminated without having been exercised in full, the shares allocable to the unexercised portion of such option shall again become available for grant pursuant to the Plan.

            (c) All options granted under the Plan shall be non-statutory options not entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended to date and as it may be amended from time to time (the "Code").

      5.    Terms, Conditions and Form of Options
            -------------------------------------

            Each option granted under the Plan shall be evidenced by a written agreement in such form as the Board of Directors shall from time to time approve, which agreements shall comply with and be subject to the following terms and conditions:

            (a) OPTION GRANT DATES AND SHARES SUBJECT TO OPTION. Upon the date of the annual meeting of the stockholders of the Company at which the Plan is approved and adopted and at each subsequent annual meeting thereafter, the Company shall grant to each eligible director continuing in office after, or elected at, such meeting an option exercisable for 6,500 shares of Common Stock. In addition, in the case of any eligible director who is elected other than at an annual meeting, the Company shall grant to such director upon his election an option exercisable for a number of shares (up to 6,500) which shall be pro rated based on the anticipated period of service of such director prior to the next annual meeting.

            (b) OPTION EXERCISE PRICE. The option exercise price per share for each option granted under the Plan shall equal (i) the last reported sales price per share of the Company's Common Stock on the Nasdaq National Market System (or, if the Company is traded on a nationally recognized securities exchange on the date of grant, the reported closing sales price per share of the Company's Common Stock by such exchange) on the date of grant (or if no such price is reported on such date such price as reported on the nearest preceding day) or
(ii) if the Common Stock is not traded on Nasdaq nor any exchange, the fair market value per share on the date of grant as determined by the Board of Directors.

            (c) LIMITED TRANSFERABILITY. Each option granted under the Plan by its terms shall not be transferable by the optionee otherwise than (i) by will, or by the laws of descent and distribution, or (ii) with the approval of the Board of Directors, by gift to (A) one or more members of the optionee's family or trusts for their benefit, or (B) to one or more charitable organizations. Except as the Board of Directors may otherwise determine, no option or interest therein may be transferred, assigned, pledged or hypothecated by the optionee during his lifetime, whether by operation of law or otherwise, or by made subject to execution, attachment or similar process.

            (d) EXERCISE PERIOD. Each option may be exercised on or after the first anniversary of the date of grant of such option or, if earlier, on the date of the next annual meeting, provided that, subject to the provisions of
Section 5(e), no option may be exercised more than 90 days after the optionee ceases to serve as a director of the Company and, in such case, such option may only be exercised to the extent it was exercisable at the time of such cessation of service. No option shall be exercisable after the expiration of ten years from the date of grant.

            (e) EXERCISE PERIOD UPON DISABILITY OR DEATH. Notwithstanding the provisions of Section 5(d), any option granted under the Plan may be exercised, to the extent then exercisable, by an optionee (or permitted transferee of an optionee) if such optionee becomes disabled (within the meaning of Section 22(e)(3) of the Code or any successor provision thereto) while acting as a director of the Company, or may be exercised, to the extent then exercisable, upon the death of such optionee while a director of the Company by the person to whom it is transferred by will, by the laws of descent and distribution, by gift pursuant to Section 5(c), or by written notice filed pursuant to Section 5(g), in each case within the period of one year after the date the optionee ceases to be such a director by reason of such disability or death; provided that, no option shall be exercisable after the expiration of ten years from the date of grant.

            (f) EXERCISE PROCEDURE. Options may be exercised only by written notice to the Company at its principal office accompanied by (i) payment in cash or by certified or by bank check of the full consideration for the shares as to which they are exercised, (ii) delivery of outstanding shares of the Company's Common Stock (which, in the case of shares acquired from the Company, have been outstanding for at least six months) having a fair market value on the last business day preceding the date of exercise equal to the option exercise price, or (iii) an irrevocable undertaking by a broker (who is a member of the New York Stock Exchange) to deliver promptly to the Company sufficient funds to pay the exercise price or delivery of irrevocable instructions to a broker (who is a member of the New York Stock Exchange) to deliver promptly to the Company cash or a check sufficient to pay the exercise price.

            (g) EXERCISE BY REPRESENTATIVE FOLLOWING DEATH OF DIRECTOR. A director, by written notice to the Company, may designate one or more persons (and from time to time change such designation) including his legal representative, who, by reason of the director's death, shall acquire the right to exercise all or a portion of the option. If the person or persons so designated wish to exercise any portion of the option, they must do so within the term of the option as provided herein. Any exercise by a representative shall be subject to the provisions of the Plan.

      6.    Time for Granting Options
            -------------------------

            All options for shares subject to the Plan shall be granted, if at all, not later than the fifth annual meeting of stockholders after the approval of the Plan by the Company's stockholders. Options outstanding on such date shall continue to have force and effect in accordance with the provisions of the instruments evidencing such options.

      7.    Limitation of Rights
            --------------------

            (a) NO RIGHT TO CONTINUE AS A DIRECTOR. Neither the Plan, nor the granting of an option nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain a director for any period of time.

            (b) NO STOCKHOLDERS' RIGHTS FOR OPTIONS. An optionee shall have no rights as a stockholder with respect to the shares covered by his options until the date of the issuance to him of a stock certificate therefor, and no adjustment will be made for dividends or other rights (except as provided in Section 8) for which the record date is prior to the date such certificate is issued.

            (c) COMPLIANCE WITH SECURITIES LAWS. Each option shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such option upon Nasdaq or any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, such option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, or satisfaction of such condition shall have been effected or obtained on conditions acceptable to the Board of Directors. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification, or to satisfy such condition.

      8.    Changes in Common Stock.
            -----------------------

            (a) If the outstanding shares of Common Stock are increased, decreased or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities, through merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of Common Stock, or other securities, an appropriate and proportionate adjustment will be made in (i) the maximum number and kind of shares reserved for issuance under the Plan, (ii) the number and kind of shares or other securities subject to then outstanding options under the Plan and (iii) the price for each share subject to any then outstanding options under the Plan, without changing the aggregate purchase price as to which such options remain exercisable. No fractional shares will be issued under the Plan on account of any such adjustments.

            (b) In the event that the Company is merged or consolidated into or with another corporation (in which consolidation or merger the stockholders of the Company receive distribution of cash or securities of another issuer as a result thereof), or in the event that all or substantially all of the assets of the Company are acquired by any other person or entity, or in the event of a reorganization or liquidation of the Company, the Board of Directors of the Company or the board of directors of any corporation assuming the obligations of the Company, shall, as to outstanding options, either (i) provide that such options shall be assumed, or equivalent options shall be substituted, by the acquiring or successor corporation (or an affiliate thereof), or (ii) upon written notice to the optionees, provide that all unexercised options will terminate immediately prior to the consummation of such merger, consolidation, acquisition, reorganization or liquidations unless exercised by the optionee within a specified number of days following the date of such notice.

      9.    Amendment of the Plan
            ---------------------

            The Board of Directors may suspend or discontinue the Plan or review or amend it in any respect whatsoever; provided, however, that without approval of the stockholders of the Company no revision or amendment shall change the number of shares subject to the Plan (except as provided in Section 8), change the designation of the class of directors eligible to receive options, increase the number of shares covered by option grants, or otherwise materially increase the benefits accruing to participants under the Plan.

      10.   Notice
            ------

            Any written notice to the Company required by any of the provisions of the Plan shall be addressed to the Treasurer of the Company and shall become effective when it is received.

      11.   Governing Law
            -------------

            The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware.

            Approved by the Board of Directors on April 18, 1997

                            IDEXX LABORATORIES, INC.

                            1997 DIRECTOR OPTION PLAN

                      Non-Statutory Stock Option Agreement
                      ------------------------------------


      1. GRANT OF OPTION. IDEXX Laboratories, Inc., a Delaware corporation (the "Company"), hereby grants to ___________________ (the "Optionee") an option, pursuant to the Company's 1997 Director Option Plan (the "Plan"), to purchase an aggregate of __________ shares of Common Stock ("Common Stock") of the Company at a price of $______ per share, purchasable as set forth in, and subject to the terms and conditions of, this option and the Plan. Except where the context otherwise requires, the term "Company" shall include the parent and all present and future subsidiaries of the Company as defined in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended or replaced from time to time (the "Code").

      2. NON-STATUTORY STOCK OPTION. This option is a non-statutory option and is not intended to qualify as an incentive stock option under Section 422 of the Code.

      3.    Exercise of Option and Provisions for Termination.
            -------------------------------------------------

            (a) VESTING. Except as otherwise provided in this Agreement, this option may be exercised (a) from and after the first anniversary of the date of grant or, if earlier, the date of the next annual meeting of the Company's stockholders after the date of grant, and (b) prior to the tenth anniversary of the date of grant (hereinafter the "Expiration Date"). This option may not be exercised at any time on or after the Expiration Date.

            (b) EXERCISE PROCEDURE; PAYMENT OF PURCHASE PRICE. Subject to the conditions set forth in this Agreement, this option shall be exercised by the Optionee's delivery of written notice of exercise to the Treasurer of the Company specifying the number of shares to be purchased and the purchase price to be paid therefor and accompanied by (i) payment in cash or by certified or bank check for the full consideration for the shares as to which it is exercised, (ii) delivery of outstanding shares of the Company's Common Stock (which, in the case of shares acquired from the Company, have been outstanding for at least six months) having a fair market value on the last business day preceding the date of exercise equal to the option exercise price, or (iii) an irrevocable undertaking by a broker (who is a member of the New York Stock Exchange) to deliver promptly to the Company sufficient funds to pay the exercise price or delivery of irrevocable instructions to a broker (who is a member of the New York Stock Exchange) to deliver promptly to the Company cash or a check sufficient to pay the exercise price. Such exercise shall be effective upon receipt by the Treasurer of the Company of such written notice together with the required payment. The Optionee may purchase fewer than the total number of shares covered hereby, provided that no partial exercise of this option may be for any fractional share of for fewer than ten whole shares.

            (c) CONTINUOUS SERVICE AS A DIRECTOR OF THE COMPANY REQUIRED. Except as otherwise provided in this Section 3, this option may not be exercised unless the Optionee, at the time he exercises this option, is, and has been at all times since the date of grant of this Option, a director of the Company.

            (d) TERMINATION OF RELATIONSHIP WITH THE COMPANY. If the Optionee ceases to be a director of the Company for any reason, then the right to exercise this option shall terminate 90 days after such cessation (but in no event on or after the Expiration Date), PROVIDED THAT this option shall be exercisable only if the Optionee was entitled to exercise this option on the date of such cessation.

            (e) EXERCISE PERIOD UPON DEATH OR DISABILITY. If the Optionee dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code or any successor provision thereto) while he is a director, this option shall be exercisable within the period of one year following the date of death or disability of the Optionee (but in no event on or after the Expiration Date) by the Optionee or by the person to whom this option is transferred by will, by the laws of descent and distribution, by written notice filed pursuant to Section 3(f) of this Agreement, or by any person to whom this option or a portion hereof has been transferred in accordance with the terms of the Plan, PROVIDED THAT this option shall be exercisable only if this option was exercisable by the Optionee on the date of his or her death or disability. Except as otherwise indicated by the context, the term "Optionee", as used in this option, shall be deemed to include the estate of the Optionee or any person who acquires the right to exercise this option by bequest or inheritance or otherwise by reason of the death of the Optionee.

            (f) DESIGNATION OF BENEFICIARY. The Optionee, by written notice to the Company, may designate one or more persons (and from time to time change such designation) including his legal representative, who, by reason of the director's death, shall acquire the right to exercise all or a portion of this option in accordance with the provisions of Section 3(e) of this Agreement.

      4.    Delivery of Shares; Compliance With Securities Law, Etc.
            -------------------------------------------------------

            (a) GENERAL. The Company shall, upon payment of the option price for the number of shares purchased and paid for, make prompt delivery of such shares to the Optionee, provided that if any law or regulation requires the Company to take any action with respect to such shares before the issuance thereof, then the date of delivery of such shares shall be extended for the period necessary to complete such action.

            (b) LISTING, QUALIFICATIONS, ETC. This option shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares subject hereto upon Nasdaq or any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction or any other condition is necessary as a condition of, or in connection with, the issuance or purchase of shares hereunder, this option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, disclosure, or satisfaction of such other condition shall have been effected or obtained on terms acceptable to the Board of Directors. Nothing herein shall be deemed to require the Company to apply for, effect or obtain such listing, registration, qualification, or disclosure or satisfy such other condition.

      5. LIMITED TRANSFERABILITY OF OPTION. Except as provided in Section 3(e) and 3(f) of this Agreement and as permitted pursuant to Section 5(c) of the Plan, this option is personal and no rights or benefits granted hereunder may be transferred, assigned, pledged or hypothecate in any way (whether by option of law or otherwise) nor shall any such rights be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this option or of such rights contrary to the provisions hereof, or upon the levy of any attachment or similar process upon this option or such rights, this option and such rights shall, at the election of the Company, become null and void.

      6.    Limitation of Rights.
            --------------------

            (a) NO RIGHT TO CONTINUE AS A DIRECTOR. Neither this Agreement nor any other action taken pursuant to this Agreement shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain the Optionee for any period of time.

            (b) NO STOCKHOLDERS' RIGHTS FOR OPTIONS. The Optionee shall have no rights as a stockholder with respect to the shares covered by this option (including, without limitation, any rights to receive dividends or non-cash distributions with respect to such shares) until the date of the issuance to him of a stock certificate thereof. No adjustment shall be made for dividends or other rights (except as provided in Section 7 of this Agreement) for which the record date is prior to the date such stock certificate is issued.

      7.    Changes in Common Stock.
            -----------------------

            (a) If the outstanding shares of Common Stock are increased, decreased or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities, through merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of Common Stock, or other securities, an appropriate and proportionate adjustment will be made in (i) the maximum number and kind of shares reserved for issuance under the Plan, (ii) the number and kind of shares or other securities subject to then outstanding options under the Plan and (iii) the price for each share subject to any then outstanding options under the Plan, without changing the aggregate purchase price as to which such options remain exercisable. No fractional shares will be issued under the Plan on account of any such adjustments.

            (b) In the event that the Company is merged or consolidated into or with another corporation (in which consolidation or merger the stockholders of the Company receive distributions of cash or securities of another issuer as a result thereof), or in the event that all or substantially all of the assets of the Company are acquired by any other person or entity, or in the event of a reorganization or liquidation of the Company, the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company, shall, as to outstanding options, either (i) provide that such options shall be assumed, or equivalent options shall be substituted, by the acquiring or successor corporation (or an affiliate thereof), or (ii) upon written notice to the optionees, provide that all unexercised options will terminate immediately prior to the consummation of such merger, consolidation, acquisition, reorganization or liquidation unless exercised by the Optionee within a specified number of days following the date of such notice.

      8. WITHHOLDING TAXES. The Company's obligation to deliver shares upon the exercise of this option shall be subject to the Optionee's satisfaction of all applicable federal, state and local income and employment tax withholding requirements.

      9.    Miscellaneous.
            -------------

            (a) AMENDMENT. Except as provided herein, this option may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Optionee.

            (b) NOTICE. Any notice to the Company required under this option shall be addressed to the Treasurer of the Company and shall become effective when it is received. All notices under this option shall be mailed or delivered by hand to the parties at their respective addresses set forth beneath their names below or at such other address as may be designated in writing by either of the parties to one another.

            (c) GOVERNING LAW. This option shall be governed by and construed in accordance with the laws of the State of Delaware.




Date of Grant:___________                 IDEXX LABORATORIES, INC.



                                          By:
                                              --------------------------------
                                              David E. Shaw

                                          Title:   Chairman and Chief
                                                   Executive Officer

                                          Address: One IDEXX Drive
                                                   Westbrook, ME  04092

                              OPTIONEE'S ACCEPTANCE

            The undersigned hereby accepts the foregoing option and agrees to the terms and conditions thereof. The undersigned hereby acknowledges receipt of a copy of the Company's 1997 Director Option Plan.



                                                OPTIONEE



                                                -------------------------------

                                                -------------------------------

                                                ADDRESS:
                                                         ----------------------

                                                         ----------------------

                                                                      Appendix B
                            IDEXX LABORATORIES, INC.

                        1997 EMPLOYEE STOCK PURCHASE PLAN

                              (As of July 1, 1997)

            The purpose of this Plan is to provide eligible employees of IDEXX Laboratories, Inc. (the "Company") and certain of its subsidiaries with opportunities to purchase shares of the Company's common stock, $.10 par value (the "Common Stock"), commencing on July 1, 1997. Four Hundred Twenty Thousand (420,000) shares of Common Stock in the aggregate have been approved for this purpose.

      1. ADMINISTRATION. The Plan will be administered by the Compensation Committee of the Company's Board of Directors (the "Committee"). The Committee has authority to make rules and regulations for the administration of the Plan and its interpretation and decisions with regard thereto shall be final and conclusive.

      2. ELIGIBILITY. Participation in the Plan will neither be permitted nor denied contrary to the requirements of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder. All employees of the Company, including Directors who are employees, and all employees of any subsidiary of the Company (as defined in Section 424(f) of the Code) designated by the Committee from time to time (a "Designated Subsidiary"), are eligible to participate in any one or more of the offerings of Options (as defined in Section 9) to purchase Common Stock under the Plan provided that:

            (a) they are regularly employed by the Company or a Designated Subsidiary for more than 20 hours a week and for more than five months in a calendar year; and

            (b) they have been employed by the Company or a Designated Subsidiary for at least six months prior to enrolling in the Plan; and

            (c) they are employees of the Company or a Designated Subsidiary on the first day of the applicable Plan Period (as defined below).

      No employee may be granted an option hereunder if such employee, immediately after the option is granted, owns 5% or more of the total combined voting power or value of the stock of the Company or any subsidiary. For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of an employee, and all stock which the employee has a contractual right to purchase shall be treated as stock owned by the employee.

      3. OFFERINGS. The Company will make one or more offerings ("Offerings") to employees to purchase stock under this Plan. Offerings will begin each July 1 and January 1, or the first business day thereafter (the "Offering Commencement Dates"). Each Offering Commencement Date will begin a six month period (a "Plan Period") during which payroll deductions will be made and held for the purchase of Common Stock at the end of the Plan Period. The Committee may, at its discretion, choose a different Plan Period of twelve (12) months or less for subsequent Offerings.

      4. PARTICIPATION. An employee eligible on the Offering Commencement Date of any Offering may participate in such Offering by completing and forwarding a payroll deduction authorization form to the employee's appropriate payroll office at least 30 days prior to the applicable Offering Commencement Date. The form will authorize a regular payroll deduction from the Compensation received by the employee during the Plan Period. Unless an employee files a new form or withdraws from the Plan, his deductions and purchases will continue at the same rate for future Offerings under the Plan as long as the Plan remains in effect. The term "Compensation" means the amount of money reportable on the employee's Federal Income Tax Withholding Statement, excluding allowances and reimbursements for expenses such as relocation allowances for travel expenses, income or gains on the exercise of Company stock options or stock appreciation rights, and similar items, whether or not shown on the employee's Federal Income Tax Withholding Statement, but including, in the case of salespersons, sales commissions to the extent determined by the Committee.

      5. DEDUCTIONS. The Company will maintain payroll deduction accounts for all participating employees. With respect to any Offering made under this Plan, an employee may authorize a payroll deduction at the rate of 1%, 2%, 3%, 4% or 5% of Compensation with any change in compensation during the Plan Period to result in an automatic corresponding change in the dollar amount withheld.

      No employee may be granted an Option (as defined in Section 9) which permits his rights to purchase Common Stock under this Plan and any other stock purchase plan of the Company and its subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such Common Stock (determined at the Offering Commencement Date of the Plan Period) for each calendar year in which the Option is outstanding at any time.

      6. NO DEDUCTION CHANGES. Except as provided in Section 8 below with respect to withdrawals from participating in an Offering, an employee may not increase or decrease his payroll deduction during a Plan Period.

      7. INTEREST. Interest will not be paid on any employee accounts, except to the extent that the Committee, in its sole discretion, elects to credit employee accounts with interest at such per annum rate as it may from time to time determine.

      8. WITHDRAWAL OF FUNDS. An employee may at any time prior to the close of business on the last business day in a Plan Period and for any reason permanently draw out the balance accumulated in the employee's account and thereby withdraw from participation in an Offering. Partial withdrawals are not permitted. The employee may not begin participation again during the remainder of the Plan Period. The employee may participate in any subsequent Offering in accordance with terms and conditions established by the Committee.

      9. PURCHASE OF SHARES. On the Offering Commencement Date of each Plan Period, the Company will grant to each eligible employee who is then a participant in the Plan an option ("Option") to purchase on the last business day of such Plan Period (the "Exercise Date"), at the Option Price hereinafter provided for, the largest number of whole shares of Common Stock of the Company as does not exceed the number of shares determined by dividing $12,500 by the closing price (as defined below) on the Offering Commencement Date of such Plan Period.

      The purchase price for each share purchased will be 85% of the closing price of the Common Stock on (i) the first business day of such Plan Period or
(ii) the Exercise Date, whichever closing price shall be less. Such closing price shall be (a) the closing price on any national securities exchange on which the Common Stock is listed, (b) the closing price of the Common Stock on the Nasdaq National Market or (c) the average of the closing bid and asked prices in the over-the-counter-market, whichever is applicable, as published in THE WALL STREET JOURNAL. If no sales of Common Stock were made on such a day, the price of the Common Stock for purposes of clauses (a) and (b) above shall be the reported price for the next preceding day on which sales were made.

      Each employee who continues to be a participant in the Plan on the Exercise Date shall be deemed to have exercised his Option at the Option Price on such date and shall be deemed to have purchased from the Company the number of full shares of Common Stock reserved for the purpose of the Plan that his accumulated payroll deductions on such date will pay for, but not in excess of, the maximum number determined in the manner set forth above.

      Any balance remaining in an employee's payroll deduction account at the end of a Plan Period will be automatically refunded to the employee.

      10. ISSUANCE OF CERTIFICATES. Certificates representing shares of Common Stock purchased under the Plan may be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or (in the Company's sole discretion) in the street name of a brokerage firm, bank or other nominee holder designated by the employee.

      11. RIGHTS ON RETIREMENT, DEATH OR TERMINATION OF EMPLOYMENT. In the event of a participating employee's termination of employment prior to the last business day of a Plan Period, no payroll deduction shall be taken from any pay due and owing to an employee and the balance in the employee's account shall be paid to the employee or, in the event of the employee's death, (a) to a beneficiary previously designated in a revocable notice signed by the employee (with any spousal consent required under state law) or (b) in the absence of such a designated beneficiary, to the executor or administrator of the employee's estate or (c) if no such executor or administrator has been appointed to the knowledge of the Company, to such other person(s) as the Company may, in its discretion, designate. If, prior to the last business day of the Plan Period, the Designated Subsidiary by which an employee is employed shall cease to be a subsidiary of the Company, or if the employee is transferred to a subsidiary of the Company that is not a Designated Subsidiary, the employee shall be deemed to have terminated employment for the purposes of this Plan.

      12. OPTIONEES NOT STOCKHOLDERS. Neither the granting of an Option to an employee nor the deductions from his pay shall constitute such employee a stockholder of the shares of Common Stock covered by an Option under this Plan until such shares have been purchased by and issued to him.

      13. RIGHTS NOT TRANSFERABLE. Rights under this Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee's lifetime only by the employee.

      14. APPLICATION OF FUNDS. All funds received or held by the Company under this Plan may be combined with other corporate funds and may be used for any corporate purpose.

      15. ADJUSTMENT IN CASE OF CHANGES AFFECTING COMMON STOCK. In the event of a subdivision of outstanding shares of Common Stock, or the payment of a dividend in Common Stock, the number of shares approved for this Plan, and the share limitation set forth in Section 9, shall be increased proportionately, and such other adjustment shall be made as may be deemed equitable by the Committee. In the event of any other change affecting the Common Stock, such adjustment shall be made as may be deemed equitable by the Committee to give proper effect to such event.

      16. MERGER. If the Company shall at any time merge or consolidate with another corporation and the holders of the capital stock of the Company immediately prior to such merger or consolidation continue to hold at least 80% by voting power of the capital stock of the surviving corporation ("Continuity of Control"), the holder of each Option then outstanding will thereafter be entitled to receive at the next Exercise Date upon the exercise of such Option for each share as to which such Option shall be exercised the securities or property which a holder of one share of the Common Stock was entitled to upon and at the time of such merger, and the Committee shall take such steps in connection with such merger as the Committee shall deem necessary to assure that the provisions of Section 15 shall thereafter be applicable, as nearly as reasonably may be, in relation to the said securities or property as to which such holder of such Option might thereafter be entitled to receive thereunder.

      In the event of a merger or consolidation of the Company with or into another corporation which does not involve Continuity of Control, or of a sale of all or substantially all of the assets of the Company while unexercised Options remain outstanding under the Plan, (a) subject to the provisions of clauses (b) and (c), after the effective date of such transaction, each holder of an outstanding Option shall be entitled, upon exercise of such Option, to receive in lieu of shares of Common Stock, shares of such stock or other securities as the holders of shares of Common Stock received pursuant to the terms of such transaction; or (b) all outstanding Options may be cancelled by the Committee as of a date prior to the effective date of any such transaction and all payroll deductions shall be paid out to the participating employees; or
(c) all outstanding Options may be cancelled by the Committee as of the effective date of any such transaction, provided that notice of such cancellation shall be given to each holder of an Option, and each holder of an Option shall have the right to exercise such Option in full based on payroll deductions then credited to his account as of a date determined by the Committee, which date shall not be less than ten (10) days preceding the effective date of such transaction.

      17. AMENDMENT OF THE PLAN. The Board may at any time, and from time to time, amend this Plan in any respect, except that (a) if the approval of any such amendment by the shareholders of the Company is required by Section 423 of the Code, such amendment shall not be effected without such approval, and (b) in no event may any amendment be made which would cause the Plan to fail to comply with Section 423 of the Code.

      18. INSUFFICIENT SHARES. In the event that the total number of shares of Common Stock specified in elections to be purchased under any Offering plus the number of shares purchased under previous Offerings under this Plan exceeds the maximum number of shares issuable under this Plan, the Committee will allot the shares then available on a pro rata basis.

      19. TERMINATION OF THE PLAN. This Plan may be terminated at any time by the Board. Upon termination of this Plan all amounts in the accounts of participating employees shall be promptly refunded.

      20. GOVERNMENTAL REGULATIONS. The Company's obligation to sell and deliver Common Stock under this Plan is subject to listing on a national stock exchange or quotation on the Nasdaq National Market and the approval of all governmental authorities required in connection with the authorization, issuance or sale of such stock.

      The Plan shall be governed by Delaware law except to the extent that such law is preempted by federal law.

      21. ISSUANCE OF SHARES. Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.

      22. NOTIFICATION UPON SALE OF SHARES. Each employee agrees, by entering the Plan, to promptly give the Company notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased.

      23. EFFECTIVE DATE AND APPROVAL OF SHAREHOLDERS. The Plan shall take effect on July 1, 1997 subject to approval by the shareholders of the Company as required by Section 423 of the Code, which approval must occur within twelve months of the adoption of the Plan by the Board.



                                    Adopted by the Board of Directors
                                    on February 26, 1997

                                                                      Appendix C

                            IDEXX LABORATORIES, INC.

                 1997 INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN

                              (As of July 1, 1997)

      The purpose of this Plan is to provide eligible employees of certain non-U.S. subsidiaries of IDEXX Laboratories, Inc. (the "Company") with opportunities to purchase shares of the Company's common stock, $.10 par value (the "Common Stock"), commencing on July 1, 1997. Thirty Thousand (30,000) shares of Common Stock in the aggregate have been approved for this purpose.

      1. ADMINISTRATION. The Plan will be administered by the Compensation Committee of the Company's Board of Directors (the "Committee"). The Committee has authority to make rules and regulations for the administration of the Plan and its interpretation and decisions with regard thereto shall be final and conclusive.

      2. ELIGIBILITY. All employees of any subsidiary of the Company designated by the Committee from time to time (a "Designated Subsidiary"), are eligible to participate in any one or more of the offerings of Options (as defined in Section 9) to purchase Common Stock under the Plan provided that:

            (a) they are regularly employed by a Designated Subsidiary for more than 20 hours a week and for more than five months in a calendar year; and

            (b) they have been employed by a Designated Subsidiary for at least six months prior to enrolling in the Plan; and

            (c) they are employees of a Designated Subsidiary on the first day of the applicable Plan Period (as defined below).

      No employee may be granted an option hereunder if such employee, immediately after the option is granted, owns 5% or more of the total combined voting power or value of the stock of the Company or any subsidiary. For purposes of the preceding sentence, the attribution rules of Section 424(d) of the U.S. Internal Revenue Code of 1986, as amended shall apply in determining the stock ownership of an employee, and all stock which the employee has a contractual right to purchase shall be treated as stock owned by the employee.

      3. OFFERINGS. The Company will make one or more offerings ("Offerings") to employees to purchase stock under this Plan. Offerings will begin each July 1 and January 1, or the first business day thereafter (the "Offering Commencement Dates").

Each Offering Commencement Date will begin a six month period (a "Plan Period") during which employees may pay into participation accounts for the purchase of Common Stock at the end of the Plan Period. The Committee may, at its discretion, choose a different Plan Period of twelve (12) months or less for subsequent Offerings.

      4. PARTICIPATION. An employee eligible on the Offering Commencement Date of any Offering may participate in such Offering by completing and forwarding an authorization form to the employee's appropriate payroll office at least 30 days prior to the applicable Offering Commencement Date. Unless an employee files a new form or withdraws from the Plan, his participation and purchases will continue at the same rate for future Offerings under the Plan as long as the Plan remains in effect. The term "Compensation" means the amount of money reportable on the employee's U.S. Federal Income Tax Withholding Statement (or other comparable statement which may be provided pursuant to applicable laws and regulations), excluding allowances and reimbursements for expenses such as relocation allowances for travel expenses, income or gains on the exercise of Company stock options or stock appreciation rights, and similar items, whether or not shown on the employee's U.S. Federal Income Tax Withholding Statement (or other comparable statement), but including, in the case of salespersons, sales commissions to the extent determined by the Committee.

      5. PARTICIPATION ACCOUNTS. The Company or its Designated Subsidiaries will maintain participation accounts for participating employees. With respect to any Offering made under this Plan, an employee may participate at the rate of 1%, 2%, 3%, 4% or 5% of Compensation with any change in compensation during the Plan Period to result in an automatic corresponding change in the amount to be paid.

      No employee may be granted an Option (as defined in Section 9) which permits his rights to purchase Common Stock under this Plan and any other stock purchase plan of the Company and its subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such Common Stock (determined at the Offering Commencement Date of the Plan Period) for each calendar year in which the Option is outstanding at any time.

      6. NO CHANGES. Except as provided in Section 8 below with respect to withdrawals from participating in an Offering, an employee may not increase or decrease his percentage rate of participation during a Plan Period.

      7. INTEREST. Interest will not be paid on any employee accounts, except to the extent that the Committee, in its sole discretion, elects to credit employee accounts with interest at such per annum rate as it may from time to time determine.

      8. WITHDRAWAL. An employee may at any time prior to the close of business on the last business day in a Plan Period and for any reason permanently draw out the balance, if any, accumulated in the employee's account and thereby withdraw from participation in an Offering. Partial withdrawals are not permitted. The employee may not begin participation again during the remainder of the Plan Period. The employee may participate in any subsequent Offering in accordance with terms and conditions established by the Committee.

      9. PURCHASE OF SHARES. On the Offering Commencement Date of each Plan Period, the Company will grant to each eligible employee who is then a participant in the Plan an option ("Option") to purchase on the last business day of such Plan Period (the "Exercise Date"), at the Option Price hereinafter provided for, the largest number of whole shares of Common Stock of the Company as does not exceed the number of shares determined by dividing $12,500 by the closing price (as defined below) on the Offering Commencement Date of such Plan Period.

      The purchase price for each share purchased will be 85% of the closing price of the Common Stock on (i) the first business day of such Plan Period or
(ii) the Exercise Date, whichever closing price shall be less. Such closing price shall be (a) the closing price on any national securities exchange on which the Common Stock is listed, (b) the closing price of the Common Stock on the Nasdaq National Market or (c) the average of the closing bid and asked prices in the over-the-counter-market, whichever is applicable, as published in THE WALL STREET JOURNAL. If no sales of Common Stock were made on such a day, the price of the Common Stock for purposes of clauses (a) and (b) above shall be the reported price for the next preceding day on which sales were made.

      Each employee who continues to be a participant in the Plan on the Exercise Date shall be deemed to have exercised his Option at the Option Price upon payment to the Company or a Designated Subsidiary on such date of the Option Price for the number of full shares of Common Stock reserved for the purpose of the Plan that his accumulated participation account on such date will pay for, but not in excess of, the maximum number determined in the manner set forth above.

      Any balance remaining in an employee's participation account at the end of a Plan Period will be automatically refunded to the employee.

      10. ISSUANCE OF CERTIFICATES. Certificates representing shares of Common Stock purchased under the Plan may be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or (in the Company's sole discretion) in the street name of a brokerage firm, bank or other nominee holder designated by the employee.

      11. RIGHTS ON RETIREMENT, DEATH OR TERMINATION OF EMPLOYMENT. In the event of a participating employee's termination of employment prior to the last business day of a Plan Period, the balance, if any, in the employee's participation account shall be paid to the employee or, in the event of the employee's death, (a) to a beneficiary previously designated in a revocable notice signed by the employee (with any spousal consent required under state law) or (b) in the absence of such a designated beneficiary, to the executor or administrator of the employee's estate or (c) if no such executor or administrator has been appointed to the knowledge of the Company, to such other person(s) as the Company may, in its discretion, designate. If, prior to the last business day of the Plan Period, the Designated Subsidiary by which an employee is employed shall cease to be a subsidiary of the Company, or if the employee is transferred to a subsidiary of the Company that is not a Designated Subsidiary, the employee shall be deemed to have terminated employment for the purposes of this Plan.

      12. OPTIONEES NOT STOCKHOLDERS. Neither the granting of an Option to an employee nor any contributions the employee may make shall constitute such employee a stockholder of the shares of Common Stock covered by an Option under this Plan until such shares have been purchased by and issued to him.

      13. RIGHTS NOT TRANSFERABLE. Rights under this Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee's lifetime only by the employee.

      14. APPLICATION OF FUNDS. All funds received or held by the Company under this Plan may be combined with other corporate funds and may be used for any corporate purpose.

      15. ADJUSTMENT IN CASE OF CHANGES AFFECTING COMMON STOCK. In the event of a subdivision of outstanding shares of Common Stock, or the payment of a dividend in Common Stock, the number of shares approved for this Plan, and the share limitation set forth in Section 9, shall be increased proportionately, and such other adjustment shall be made as may be deemed equitable by the Committee. In the event of any other change affecting the Common Stock, such adjustment shall be made as may be deemed equitable by the Committee to give proper effect to such event.

      16. MERGER. If the Company shall at any time merge or consolidate with another corporation and the holders of the capital stock of the Company immediately prior to such merger or consolidation continue to hold at least 80% by voting power of the capital stock of the surviving corporation ("Continuity of Control"), the holder of each Option then outstanding will thereafter be entitled to receive at the next Exercise Date upon the exercise of such Option for each share as to which such Option shall be exercised the securities or property which a holder of one share of the Common Stock was entitled to upon and at the time of such merger, and the Committee shall take such steps in connection with such merger as the Committee shall deem necessary to assure that the provisions of Section 15 shall thereafter be applicable, as nearly as reasonably may be, in relation to the said securities or property as to which such holder of such Option might thereafter be entitled to receive thereunder.

      In the event of a merger or consolidation of the Company with or into another corporation which does not involve Continuity of Control, or of a sale of all or substantially all of the assets of the Company while unexercised Options remain outstanding under the Plan, (a) subject to the provisions of clauses (b) and (c), after the effective date of such transaction, each holder of an outstanding Option shall be entitled, upon exercise of such Option, to receive in lieu of shares of Common Stock, shares of such stock or other securities as the holders of shares of Common Stock received pursuant to the terms of such transaction; or (b) all outstanding Options may be cancelled by the Committee as of a date prior to the effective date of any such transaction and all participation account balances shall be paid out to the participating employees; or (c) all outstanding Options may be cancelled by the Committee as of the effective date of any such transaction, provided that notice of such cancellation shall be given to each holder of an Option, and each holder of an Option shall have the right to exercise such Option in full based on participation account balances then credited to his account as of a date determined by the Committee, which date shall not be less than ten (10) days preceding the effective date of such transaction.

      17. AMENDMENT OF THE PLAN. The Board may at any time, and from time to time, amend this Plan in any respect.

      18. INSUFFICIENT SHARES. In the event that the total number of shares of Common Stock specified in elections to be purchased under any Offering plus the number of shares purchased under previous Offerings under this Plan exceeds the maximum number of shares issuable under this Plan, the Committee will allot the shares then available on a pro rata basis.

      19. TERMINATION OF THE PLAN. This Plan may be terminated at any time by the Board. Upon termination of this Plan all amounts in the accounts of participating employees shall be promptly refunded.

      20. GOVERNMENTAL REGULATIONS. The Company's obligation to sell and deliver Common Stock under this Plan is subject to listing on a national stock exchange or quotation on the Nasdaq National Market and the approval of all governmental authorities required in connection with the authorization, issuance or sale of such stock.

      The Plan shall be governed by Delaware law except to the extent that such law is preempted by U.S. federal law.

      21. ISSUANCE OF SHARES. Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.

      22. NOTIFICATION UPON SALE OF SHARES. Each employee agrees, by entering the Plan, to promptly give the Company notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased.

      23. EFFECTIVE DATE AND APPROVAL OF SHAREHOLDERS. The Plan shall take effect on July 1, 1997 subject to approval by the shareholders, which approval must occur within twelve months of the adoption of the Plan by the Board.




                                    Adopted by the Board of Directors
                                    on February 26, 1997